UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

July 17, 2018
Date of report (Date of earliest event reported)

RENASANT CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2018, the Board of Directors of Renasant Corporation (the “Company”) amended and restated the Restated Bylaws of the Company, as amended (the “Bylaws”). In addition to incorporating prior amendments into the body of the Bylaws, the Board of Directors amended the Bylaws to eliminate certain stock ownership requirements for directors that were inconsistent with the Renasant Corporation Stock Ownership Guidelines adopted by the Board of Directors (a description of which can be found in the Company’s Definitive Proxy Statement for its 2018 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 15, 2018).
A copy of the Amended and Restated Bylaws is attached as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
(d)    The following exhibits are filed herewith:
Exhibit No.    Description

3(ii)	Amended and Restated Bylaws of Renasant Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RENASANT CORPORATION

Date: July 20, 2018    By:     /s/ C. Mitchell Waycaster
C. Mitchell Waycaster
President and Chief Executive
Officer